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                                ECKERD DRUGS #2935

                                MIAMI GARDENS PLAZA

                                   Miami, Florida

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ECKERD DRUG STORE --
NW. 186th St & NW  7th Ave
Miami Gardens

                                     I N D E X
                                     - - - - -


SECTION                                                                  PAGE
NUMBER                                SUBJECT                           NUMBER
-------   -----------------------------------------------------------   ------

  1       PREMISES                                                          1

  2       TERM                                                              1

  3       OPTION PERIODS                                                    1

  4       RENT                                                              2

  5       GROSS RECEIPTS                                                    2

  6       CONSTRUCTION AND DELIVERY                                         3

  7       COMMON FACILITIES                                                 4

  8       INGRESS AND EGREE TO SHOPPING CENTER                              5

  9       SIGNS                                                             5

 10       MAINTENANCE AND REPAIRS                                           5

 11       LIMIT OF LANDLORD'S OBLIGATION TO MAKE REPAIRS                    6

 12       TENANT'S RIGHT TO MAKE CHANGES                                    6

 13       DAMAGE TO PREMISES                                                6

 14       TITLE AND QUIET ENJOYMENT                                         7

 15       ASSIGNING AND SUBLETTING                                          7

 16       LIENS                                                             7

 17       LAW, REGULATIONS                                                  7

 18       INSURANCE                                                         8

 19       WAIVER OF SUBROGATION                                             8

 20       DEFAULT                                                           9

 21       RENT UNDER DEFAULT                                                9

 22       ENTRY OF LANDLORD                                                10

 23       COMPLIANCE                                                       10

 24       TENANT'S RIGHT TO CURE LANDLORD'S DEFAULTS                       10

 25       NOTICES                                                          10

 26       LEASE SUBORDINATION                                              11

 27       INDUCEMENT CLAUSE                                                11

 28       EXCLUSIVE                                                        11

 29       ADDITIONAL SPACE                                                 12

 30       FOUNTAIN IMPROVEMENTS                                            12

 31       SHORT FORM LEASE                                                 12

 32       EMINENT DOMAIN                                                   12

 33       OBLIGATION OF SUCCESSORS                                         13

 34       SEVERABILITY                                                     13

 35       COMMON AREA MAINTENANCE                                          14

 36       TAXES                                                            15

 37       FIRE & EXTENDED COVERAGE                                         16



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                    THIS LEASE, made this _____ day of _______________________, by and between CENTRUM G.A. II CORPORATION, hereinafter referred to as the "Landlord," and JACK ECKERD CORP0RATION, a DELAWARE corporation, hereinafter referred to as the "Tenant":



                              W I T N E S S E T H:
                              - - - - - - - - - -

                    SECTION 1. A. That the Landlord, for and in consideration
PREMISES of the covenants, conditions, agreements and stipulations herein contained, does hereby lease unto the Tenant, and the Tenant does hereby take and hire from the Landlord, those certain premises consisting of a store room with area inside walls of 9504 s.f., as outlined in red on Exhibit "A" attached hereto and made a part hereof, in a building to be constructed upon property situated in the ___________, County of Dade, State of Florida, described in Exhibit "B" attached hereto.

                    It is understood and agreed that the site plan attached to the Lease as Exhibit "A", sometimes referred to in the Lease as "plot plan," has not as of the signing hereof been approved by Dade County or other required authorities. It is further understood and agreed that the rights and obligations arising under the Lease and this Rider are expressly conditioned upon approval by Dade County, the Development Impact Committee, and any other appropriate authority, of a site plan substantially the same as the one contained in said Exhibit "A". Tenant shall have the right to approve the final site plan after all such approvals have been obtained, which approval may be withheld by Tenant for any reason. Tenant shall have a period of thirty (30) days from receipt of said final plan to approve or disapprove of the same. If Tenant disapproves said plan, Tenant shall have the right to cancel the Lease and may do so within said time period by giving written notice to Landlord of such disapproval, and upon the giving of such notice, the within Lease shall cease, terminate, and come to an end. If Tenant fails to notify Landlord of its disapproval of said final site plan within said period of time, said final site plan shall be deemed to have been approved by Tenant.

                    B. The premises being leased hereunder are hereinafter
              referred to as the "leased premises" and are a portion of a shopping center in existence or to be erected by the Landlord on the lands described above, hereinafter referred to as the "entire premises," which shopping center shall be designated as MIAMI GARDENS PLAZA.

                    SECTION 2. A. To have and to hold said leased premises,
TERM together with all and singular the improvements and easements thereunto belonging unto the Tenant for the period beginning as provided in Section 4.A., and ending at midnight 20 years later.

                    B. Because of the admittedly seasonal aspect of Tenant's business operations, it is mutually agreed that Tenant shall not be obligated to initially open for business between March 15 and April 15, or between November 1 and January 31.
              Minimum rental shall not begin to accrue until the end of period if possession is made available to Tenant for initial store opening during such times. The foregoing provisions shall have no effect upon continued payment of rental following Tenant's initial store opening.

                    C. Landlord and Tenant agree to execute, acknowledge and deliver instruments to each other in recordable form certifying as to the commencement date and termination date of the lease herein.

                    SECTION 3. A. Tenant, if not in default, has the option to
OPTION        renew this lease for 4 successive 5 years periods on the same
PERIODS       terms and conditions herein contained, provided Tenant gives
              Landlord six months notice of its election to exercise each option prior to the end of the term hereof or extended term.
              Should Tenant neglect to exercise above options on the date as above specified, Tenant's right to exercise said options shall not expire until fifteen (15) days after notice, by Landlord, of Tenant's failure to exercise said options.

                    B. The Tenant will deliver up and surrender to the Landlord possession of the leased premises upon the expiration or termination of this lease, in as good condition and repair as the same shall be at the commencement of said term (loss by fire and ordinary wear and decay excepted).

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                    SECTION 4. A. Rent shall accrue hereunder 30 days after the
RENT leased premises are completed by the Landlord in accordance with the provisions of this lease, and possession thereof has been tendered to Tenant. Provided, if the Landlord fails to have the building completed and ready for Tenant's occupancy on the date established herein, then and in that event, the fixed minimum rent established herein shall be abated equal to the number of days of the Landlord's delay in presenting a completed building. If Tenant opens for business prior to the time fifty percent (50%) of the balance of the rentable floor space in the Center has been leased to and opened for business by tenants, including all tenants listed in Section 27 hereof, then no minimum rental shall be in effect during this period.
              If the Tenant is open for business during any period when fixed minimum rent is abated as provided in this Section 4, all gross receipts during such period shall be added to the gross receipts of the first lease year for the purpose of calculating additional rent, if any, as provided in Section
              4.C.

                    B. Tenant shall pay to the Landlord at the address hereinafter set forth:


              For the first 6 years: $104.544.00 per year; $8,712.00 per month

              For the next 8 years: $114.048.00 per year; $9,504.00 per month

              For the next 6 years: $123,552.00 per year; $10,296.00 per month


              For the remaining ___ years and any extensions thereof $________ per year; $__________ per month in advance on the first day of each and every calendar month during the term of this lease. If the term shall commence on a day other than the first day of a month, then rent shall be pro-rated for the balance of the said month on a per diem basis.

                    C. The fixed annual rent as provided in Section 4B herein shall be considered sufficient consideration for the term of this leasehold. However, in addition to the payment of the said fixed annual rental, Tenant covenants and agreed to pay to Landlord as additional rental for each lease year of the term hereof, on the gross receipts as hereinafter defined, made in such lease year from the business or businesses conducted on the leased premises, a sum equivalent to:

                    The amount by which two percent (2%) of gross receipts exceeds the fixed annual rental paid by Tenant for such lease year. Tenant shall pay any and all sales and use taxes on any and all rental payments, fixed, percentage, or otherwise.


                    D. For purposes of calculating the percentage rental due hereunder, the Tenant's lease year shall commence the last Sunday of January and end on the last Saturday of January of the following year. Additional rental for first and last lease years shall be apportioned.

                    SECTION 5.  A.  "Gross receipts" is hereby defined to mean
GROSS         total receipts from all business conducted upon the leased
RECEIPTS      premises for cash or credit except as follows:

                    B. Gross receipts shall not include: Sales of merchandise for which cash has been refunded or allowance made; the sales price of merchandise returned by customers for exchange; the amount of any luxury, excise, sales, use or gross receipts tax imposed by any Federal, State, municipal or governmental authority directly on sales and collected from customers; sales of magazines, newspapers; sales of stamps, money orders, operation of a sub-post office (if any); discount sales to Senior Citizens; sales to nursing homes and nursing home patients; merchandise transferred between stores owned or controlled by the Tenant; discount sales to employees of Tenant and its affiliates; discount sales to doctors; fees derived from the professional services of an Optometrist; all eyewear sold under an industrial safety eyeglass program; one-half of the gross receipts collected between the hours of midnight and eight o'clock in the morning; charges made for customers' alterations and repairs; financing or carrying charges of balances due on repossessed items and trade-in allowances; gift wrapping charges; telephone commissions; income from coin machines; postage and delivery charges to customers; layaway items not paid for and not delivered; the amount of any credit sales deemed uncollectible by Tenant and income or similar tax based upon income or profit as such shall be deducted from gross receipts.

                    C. The Tenant shall submit to the Landlord on or before the sixtieth (60th) day following the end of each lease year a statement signed by an officer of the Tenant showing the amount of gross receipts during the preceding lease year. Upon delivery of such statement, Tenant shall pay to the Landlord any additional rent required by Section 4.C.

                    D. The Tenant shall make available to Landlord at Tenant's Florida headquarters Tenant's business records of its gross receipts for the preceding year. Not more than once each year, Landlord may, at its own expense, examine and audit Tenant's records for the sole purpose of ascertaining the amount of such gross receipts from the leased premises during the preceding lease year. Landlord shall notify Tenant and proceed with such audit within ninety (90) days from receipt of Tenant's statement. Should Landlord fail to examine and audit said records within the above ninety (90) days period, Landlord shall have no further right to access to the records of Tenant, and Tenant's statement shall be final.

                    E. Landlord agrees that all information concerning Tenant's affairs shall remain confidential, and shall not be divulged or published by the Landlord, except to the mortgagee of the premises.

                    SECTION 6. A. Landlord will at its own expense prepare CONSTRUCTION detailed plans and specifications for construction in accordance with guide plans furnished by Tenant. Landlord acknowledges receipt of Tenant's guide plans heretofore delivered by Tenant. Such construction plans (3 sets) shall be subject to approval by the Tenant and initialled by the parties hereto and considered a part hereof. If the Landlord elects to proceed with construction prior to obtaining Tenant's approval of construction plans, any changes required by the Tenant shall be at the Landlord's sole cost and expense. All changes made to the construction plans after both parties have initialled such plans shall be at Tenant's expense unless no additional structure or design fees are incurred and substitution of materials do not increase construction cost.
              The obligations of the Landlord and Tenant under this Lease are expressly conditioned upon the construction plans and any revisions of such plans being approved by all parties on or before February 1990.

                    B. Landlord shall commence construction no later than March 31st, 1990 and shall complete the premises, in accordance with the approved plans and specifications no later than 300 days from the date of commencement of construction, provided that at least thirty (30) days prior to completion, written notice has been given by the Landlord to the Tenant that the said premises will be completed and ready for the Tenant's occupancy. Landlord shall obtain from the authority of jurisdiction the street address to be assigned to the leased premises and provide the Tenant with this information in writing no later than thirty (30) days after commencement of construction. If construction is delayed for a period of six
              (6) months from above date, plans shall be resubmitted for approval prior to construction.

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                    C.  The leased premises shall be deemed to have been
              fully completed and ready and available for occupancy by Tenant when all three of the following have been accomplished:
              (a) a Certificate of Occupancy or an equivalent Use Permit is obtained from and issued by the Governmental Authority having jurisdiction; (b) the architect who prepared the plans and specifications shall certify in writing to Tenant that the leased premises have been substantially completed in accordance with the plans and specifications approved by Landlord and Tenant as set forth in this Section 6; (c) Landlord shall tender possession of the leased premises to the Tenant with store absolutely cleaned, including the cleaning and waxing of floors.

                    D. If the Landlord shall fail to commence construction or deliver premises to Tenant, in the manner provided herein and within the time limit set herein, then Tenant may, at its option cancel this entire agreement by giving Landlord thirty (30) days written notice of the default and Tenant's intent to cancel, unless during such thirty (30) days, Landlord cures the default. Acceptance by Tenant of delivery prior to the time limit set in this lease shall be at the option of Tenant, such acceptance not to be unreasonably withheld.

                    Anything in this agreement to the contrary notwithstanding, neither Landlord nor Tenant shall be in default of the performance of any provisions of this lease to the extent such performance shall be delayed or prevented by strike, war, act of God, or other cause beyond the control of party seeking to excuse such performance.

                    E. At Tenant's sole risk, Landlord will afford Tenant reasonable access to the leased premises prior to the possession date aforesaid for the purpose of inspection, measuring and installing or arranging for the installation of fixtures, but only to the extent that such activity proceeds without interfering with Landlord's contractors, sub-contractors, and their respective employees. By giving Tenant access to the leased premises prior to the possession date, Landlord assumes no responsibility whatsoever for damage to persons entering the leased premises, or injury to property brought in, or upon. the leased premises, nor shall the Landlord be entitled to any rent by reason of such access. Tenant agrees to indemnify and hold Landlord harmless from and against any damages or costs, including, without limitation, reasonable attorney's fees and injury to person or property occasioned by such access other than injuries to property or person resulting from negligence of Landlord.

                    SECTION 7. A. Prior to the date of commencement of the
COMMON        lease term, Landlord shall construct the sidewalks, service
FACILITIES    drives, parking aisles, driveways, streets and parking area
              (sometimes referred to as the "common facilities") substantially as shown on Exhibit "A". The area provided for the parking of automobiles shall be sufficient to accommodate not less than 422 automobiles with spaces for each car, and in all events, the number of parking spaces shall never be less than 4.7 parking spaces for each 1,000 square feet of gross leasable area. All sidewalks shall be concrete and all service drives, parking aisles, driveways, streets and parking areas shall be graded, levelled and paved with concrete or asphalt, clearly marked with painted lines, repainted as required.
              Landlord agrees there shall be unobstructed use of sidewalks, driveways and roadways for automotive and pedestrian traffic to and from Tenant's buildings and adjacent public streets and highways. Landlord shall make no charge of any kind to Tenant's customers for use of the common facilities or any additions thereto. All of the common facilities, including any signs owned or permitted by Landlord, shall be constructed in a workmanlike manner and shall be maintained by Landlord, at its sole cost and expense, in an adequate, sightly and serviceable condition. Such maintenance shall include, without limitation, keeping the same reasonably free and clear of foreign objects, papers, debris, obstructions, standing water and supplying adequate illumination during Tenant's business hours, and a reasonable period prior and subsequent thereto. To assure the foregoing, the Landlord shall: (1) cause the common facilities to be thoroughly cleaned as required, and (2) promptly remove refuse on every occasion where it impedes the use of said facilities.

                    B. Landlord shall maintain paved driveways at the rear of Tenant's buildings in order to provide convenient public access to the delivery or service entrances. Such driveways shall be of sufficient width so as to permit the passage, unloading and turning of trailer trucks and other commercial vehicles.

                    C. Landlord agrees that the parking lot will be ground level only and will remain as shown on Exhibit "A" unless written permission is obtained from Tenant for any change or alteration. Landlord shall prohibit the placing of any buildings or the conduct of any business on the parking lot.

                    SECTION 8. Landlord warrants as a consideration for this
INGRESS AND   lease it will initially provide and maintain for the period of
EGRESS TO     this lease and any extension thereof, ingress and egress
SHOPPING      facilities to public highways in the number and substantially
CENTER        the locations depicted on Exhibit "A", subject to unavoidable temporary closings or relocations necessitated by public authority or other circumstances beyond Landlord's control.

                    SECTION 9. A. The Landlord agrees that Tenant shall have
SIGNS the right at its own cost and expense to erect and maintain signs advertising its business on the exterior of the leased premises. Any signs erected by the Tenant shall be its standard capsule and under-canopy signs as indicated on guide plans and shall conform to the requirements of local ordinances.

                    B. Landlord shall not be required to erect a shopping center identification pylon sign; however, if such a sign is erected or replaced, and if any other tenant in the shopping center is permitted to erect its sign upon the sign structure, Tenant shall also be entitled to erect its standard capsule sign no less prominently displayed than the signs of any other tenant.

                    If no such shopping center identification pylon sign is
              erected or replaced, or if any other tenant displays its sign upon a structure other than its building, Tenant may erect its standard capsule pylon sign at its sole cost and expense along the street frontage in front of its leased premises, in which event Landlord shall extend electrical service from Tenant's meter to sign location.

                    C. Landlord shall not, without Tenant's written consent, at any time utilize or permit others to utilize the exterior of Tenant's store unit, or the space above it, for sign display purposes.

                    SECTION 10. A. The Tenant shall pay for all sewerage
MAINTENANCE   disposal services, water, gas, heat, electric current and other
AND REPAIRS   utilities furnished it or consumed by it, in or upon the leased premises at rates set by local public utility as approved by Public Authority having jurisdiction, and will keep the interior of the leased premises and appurtenances in good order and repair, and in a clean, safe and healthy condition
              (excepting, however, all repairs made necessary by reason of fire or other unavoidable casualty) at its own cost and expense.

                    B. The Landlord shall, at its own cost and expense, maintain in good condition the exterior of the building, the roof and structural members of the building of which the leased premises form a part, and any water, gas or electrical lines or conduits permanently embedded in walls or floor, and/or in the alternative, installed above the ceiling in cold-weather areas. However, if any of the aforementioned repairs are made necessary by reason of Tenant's use/occupancy of the leased premises in any manner inconsistent with the reasonable use and occupancy thereof, or by reason of alterations made by the Tenant, such repairs shall be made by the Tenant at its own cost and expense.

                    C. In the event the need for emergency repair arises, and
              such repairs are the obligation of the Landlord, Tenant, at its sole discretion, may proceed to have such repairs promptly made and after sixty (60) days deduct the cost of such repairs from rentals due or to become due.

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                    SECTION 11.  The Landlord shall not be liable for any
LIMIT OF      damages from plumbing, gas, water, steam or sewage leaks or
LANDLORD'S    stoppage, nor for damage arising from acts of negligence of
OBLIGATION    co-tenants or other occupants of the same building, or any
TO MAKE       owners or occupants of adjoining contiguous property,
REPAIRS       unless such damage is occasioned by the negligence of the
              Landlord, or its agents or contractors.

                    SECTION 12. A. The Tenant at its own expense during the
TENANT'S      term of the Lease may make any alterations or additions to the
RIGHT TO      leased premises which it may deem necessary, except structural
MAKE          and exterior changes unless approved by the Landlord, but it
CHANGES       shall make them in accordance with all applicable
              governmental regulations. All salvage from such work shall belong to the Tenant. All permanent improvements shall belong to the Landlord.

                    B. At any time after the end of the fifteenth year of the lease term and provided there remains no less than ten (10) years of unexpired term or extension thereof, the Tenant may at its sole cost and expense remodel the leased premises. One-half of the Tenant's total costs of such remodelling shall become a credit against percentage rents (provided in Section 4C.) which may accrue during the three (3) consecutive lease years ending after the completion of such remodelling; provided, however, that such refurbish shall be limited to the reconditioning of the leased premises, the scope and overall budget for which shall be approved by the Landlord whose consent shall not be unreasonably withheld or delayed.


                    C. If Tenant is not in default of the terms of this lease, all trade fixtures and equipment and other personal property owned by Tenant and installed or placed by it upon the leased premises, may be removed by the Tenant at any time during the term or on the expiration thereof. Tenant agrees to repair any damage to the building occasioned by such removal.

                    SECTION 13.  A. Landlord agrees to insure the "entire
DAMAGE TO     premises" against loss by fire or disaster, to at least 80% of
PREMISES      the full replacement value thereof.  A copy of such policy or certificate thereof shall be furnished to Tenant upon request.
              In the event any building on the entire premises be partially damaged, or totally destroyed by fire, or disaster, the Landlord shall promptly cause the same to be substantially restored.
              If the premises of any inducement tenant in Section 27 be so damaged or destroyed, fixed rent (Section 4B.) shall abate and Tenant shall pay rent equal to 2% of gross receipts until the building shall have been restored and the inducement tenant shall have reopened for business, at which time rent shall be paid as set forth in Section 4B. and 4C.

                    B. In the event the leased premises be so damaged or
              destroyed, Landlord shall promptly cause same to be substantially restored, subject to such changes as the Tenant may reasonably require (provided that such changes will not increase the cost of restoration unless Tenant agrees to pay for such increased cost). Due allowance shall be made for a: (1) reasonable time necessary
              (not to exceed 90 days) for the Landlord to adjust the loss with insurance companies, and (2) delay occasioned by strikes, lockouts, and conditions beyond the reasonable control of the Landlord. If in the sole judgment of the Tenant the extent of the damage is such that immediate emergency repairs are necessary to protect its business and personal property in order to continue operations, the Tenant shall have the right to make such emergency repairs. The Landlord shall reimburse the Tenant for its total cost and expense of such repairs. If the Landlord fails to make such reimbursement within 60 days after demand, Tenant shall have the right to recover such sums out of rents due or to become due. In the event of a substantial destruction of the leased premises, and the Landlord fails to indicate its intent within thirty (30) days to commence construction and completely restore and rebuild the same promptly, Tenant may at its option, and upon written notice, cancel this lease, in which event neither party shall thereafter have any further obligation with respect to the other.

                    C. Should the leased premises, or a portion thereof, be rendered untenantable by fire, or disaster, then the rent shall abate in proportion to the areas of the leased premises rendered untenantable from the date of the damage to the date of restoration of the premises. No rent shall accrue for any portion of the premises unless Tenant is able to conduct its usual business on that portion of the premises that remains tenantable. If such damage occurs during the last two (2) years of the term and the cost of restoration amounts to more than one-third (1/3rd) of the replacement value of the building, as certified to by a registered architect, Landlord and Tenant shall each have the right to terminate this lease by written notice to the other given within thirty (30) days after such occurrence, unless the Tenant shall elect to renew this lease for an additional period of ten (10) years. If, at the date of the fire or disaster, the Tenant shall have paid any rent in advance, the Tenant shall be entitled to a proportionate refund.

                    SECTION 14.  Landlord warrants that it has full right and
TITLE AND     title to execute and perform this lease.  So long as the Tenant
  QUIET       is not in default, the Landlord agrees that it will not permit
ENJOYMENT     the disturbance of, nor interference with, the Tenant's quiet enjoyment of the leased premises.

                    SECTION 15.  Tenant shall have the right at any time
ASSIGNING     with the consent of Landlord to sublet, transfer or assign
   AND        this Lease to any person or company provided:  The use
SUBLETTING    made of such premises by such assignee does not conflict with any then current exclusive rights or privileges for the rendering of services, or the sale of products theretofore granted by the Landlord in existing leases for other parts of any shopping center of which the leased premises may form a part.
              It being further provided, however, that no subletting or assigning shall be for a use which does not conform with uses which are characteristic of the same type of Shopping Center as Shops at Hialeah and conform with applicable codes.
              Notwithstanding the foregoing, if the Tenant shall desire to sublet or assign this lease, the Tenant shall give the Landlord 30 days written notice of such intent and upon such notice, the Landlord shall have the right to cancel this Lease within said 30-day period. In any event, this Lease may be assigned, or the demised premises may be sublet, in whole or in part, to any corporation into or with which Tenant may be merged or consolidated or to any corporation which shall be an affiliate, subsidiary, parent or successor of Tenant, or of a corporation into or with which Tenant may be merged or consolidated, or to a partnership, the majority interest in which shall be owned by stockholders of Tenant or of any such corporation, or to a corporation to which Tenant sells his assets. In such event, Tenant shall not be relieved of its obligations under this lease.

                    As condition precedent to any assignment or subletting,
              Tenant, and the guarantor hereof, must guarantee all obligations of the Tenant hereunder.


                    SECTION 16.  When completed, the premises shall be free and
LIENS clear of all claims of liens by mechanics and materialmen for and on account of labor and materials furnished in and about said construction by Landlord. Thereafter, if any mechanic's or other liens, or order for the payment of money arising through the fault of either party, shall be filed against the leased premises or additions, alterations or extensions thereto, such party shall cause the same to be cancelled and discharged of record, by bond or otherwise, and shall also defend and pay damages and attorney fees, if any, on behalf of the other, for any action, suit or proceeding which may be brought thereupon for the enforcement of such lien, liens or orders. Upon failure of defaulting party so to do, the other may, after 30 days notice, do so on defaulting party's behalf, and all sums thereby expended by the other shall on demand be paid to him by party in default.

                    SECTION 17.  Subject to the provision that this section
LAW,          shall not be applicable to the roof and/or structural parts,
REGULATIONS   or water, gas or electrical lines or conduits permanently
              embedded in walls or floors to exterior of the leased premises, Tenant agrees to comply with all orders, rules, regulations and requirements of any governmental body relating to the manner of Tenant's use and occupancy of the leased premises, or alterations made by the Tenant, and the Tenant will pay all costs and expenses incidental to such compliance, and will indemnify and save harmless the Landlord therefrom. Should the Tenant fail to comply with any of the provisions contained in this section, the Landlord may, after ten (10) days notice to the Tenant, comply therewith, and Landlord's cost and expense of so doing may be charged against the Tenant, becoming due upon demand.

              SECTION 18.    A.   Tenant, in its name and at its own
INSURANCE     expense, shall procure and continue in force, general liability insurance against damages occurring in the leased premises during the term of this lease. Such insurance shall be in an amount not less than One Million ($1,000,000) ($500,000) Dollars for injuries to persons in one accident, and not less than Five
              Hundred Thousand ($500,000) Dollars for injury to any one person, and One Hundred Thousand Dollars ($100,000) for damage to property. Such insurance shall name the Landlord as additional insured and shall be written in a company or companies authorized to engage in the business general liability insurance in the state in which the leased premises are located.

                   B. Tenant covenants to keep in good order and repair the plate glass in the leased premises, and replace all broken glass with same quality as that broken. Should damage or breakage occur due to fire, windstorm, or structural fault, or due to the fault or neglect of the Landlord, thereupon the responsibility for replacement shall be that of the Landlord.

                   C. The policies of insurance herein are to be procured by the Tenant, and should be for a period of not less than one year. Fifteen (15) days prior to the expiration of any policy of insurance, the Tenant will procure a renewal or new policy to replace the policy expiring. Should the Tenant fail to procure said policies at the times herein provided, the Landlord may obtain such insurance, and the premiums shall be deemed an assessment to be paid by the Tenant unto the Landlord upon demand.

                   D. Should the Tenant desire to carry above coverages together with other property owned or controlled by the Tenant and/or affiliated companies, such shall be deemed compliance with the Tenant's obligations under this section, as to both original coverage and renewals.*

                   E. If, by reason of the failure of the Tenant to comply with the provisions of this lease, the fire insurance rate for the building of which the leased premises form a part be increased or be higher than it would otherwise, then the Tenant covenants and agrees to pay on the first day of the following month that part of the insurance premiums thereafter paid by the Landlord, which shall have been paid because of such violation by the Tenant.

                   F. The Landlord agrees to indemnify and save harmless the Tenant from and against any and all claims and demands whether from injury to person or loss of life, or damage to property occurring within the Entire Premises (excluding the leased premises), excepting, however, such claims or demands as may result from any injury or damage caused by acts or omissions of the Tenant.

                    SECTION 19. A. Tenant hereby agrees not to assign to any
WAIVER OF     insurance company any right or cause of action for damage to
SUBROGATION   the property of Tenant located on above described premises which Tenant now has or may subsequently acquire against Landlord during the term of the above described lease, and expressly waives all rights of recovery for such damage.

                    B. Landlord hereby agrees not to assign to any insurance
              company any right or cause of action for damages to the property of Landlord located on the above described premises which Landlord now has or may subsequently acquire against Tenant during the term of the above described lease, and expressly waives all rights of recovery from such damage.


* In this event Tenant will provide Landlord with a Certificate of Insurance naming Landlord as an additional loss payee as his interest may appear.

                    C. It is specifically understood this agreement shall only apply where such insurance as described herein allows the insured to enter into an agreement waiving recovery rights and this agreement shall apply only as respects insured loss to the property described herein.


                  SECTION 20.  A. Each of the following shall be deemed a
DEFAULT       default by the Tenant and a breach of this lease:

                    1. Any of the following which shall result in final adjudication against Tenant:

                    a) The filing of a bankruptcy petition by or against the Tenant for adjudication, reorganization, or arrangement.

                    b) Any proceedings for dissolution or liquidation of the Tenant.

                    c)  Any assignment for the benefit of Tenant's creditors.

                    2. Failure to: (a) pay rent for a period of fifteen (15) days after receipt of notice; or (b) perform any other covenant or condition of this lease.

                    B. In the event of any default of Tenant, the Landlord shall serve written notice upon the Tenant that Landlord elects to terminate this lease upon a specified date not less than thirty (30) days after the date of serving of such notice except as provided in this Section. This lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted unless steps have, in good faith, been commenced promptly by the Tenant to rectify the same, and prosecuted to completion with diligence and continuity. If the matter in question shall involve building construction, and if the Tenant shall be subject to unavoidable delay by conditions beyond the control of the Tenant, the Tenant's time to perform shall be extended for a period commensurate with such delay.

                    C. Upon termination of this lease for Tenant's default, the Landlord or its agents may immediately or at any time thereafter, re-enter and resume possession of said premises and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law, or by force or otherwise, without being liable for any damages therefor. No re-entry by the Landlord shall be deemed an acceptance of a surrender of this lease. Thereafter, Landlord may in its own behalf, relet any portion of said premises for any period of the remaining term, for any reasonable sum to any reasonable tenant and any reasonable use or purpose. In connection with any such reletting, the Landlord may make such changes on the premises and may grant such concessions of free rent as may be reasonably appropriate or helpful in effecting such lease.

                    D. Landlord shall not be liable in any manner, nor shall Tenant's obligations hereunder be diminished by any failure of Landlord to relet the premises, or in the event of reletting to collect rent.

                  SECTION 21.  A. In the event this lease be terminated for
RENT          Tenant's default, the Landlord shall be entitled to recover from
UNDER         the  Tenant, in addition to any damages becoming due hereunder,
DEFAULT       the following:

                    B. An amount equal to the amount of all rents reserved under this lease, less the net rent, if any, collected by the Landlord on reletting the demised premises, which shall be due and payable, by the Tenant to the Landlord on the several days on which the rents reserved in this lease would have become due and payable. Net rent collected on reletting by the Landlord shall be computed by deducting from the gross rents collected all expenses incurred by the Landlord in connection with the reletting of the premises, including broker's commission and the cost of repairing, renovating or remodelling said premises, but not including the cost of performing any covenant required to be performed by Landlord.

                    C. In the event of termination upon Tenant's default, the annual rent to be paid by the Tenant to the Landlord shall (for the purpose of this Section) be deemed to be a sum equal to the average total rent for the immediate preceding three
              (3) lease years. In the event the Tenant has been in possession of the leased premises for a lesser period, then the monthly rental shall be deemed to be a sum equal to the average rent which became due from the Tenant from the commencement of the term of this lease, and ending on the date of termination.

                    SECTION 22.  The Landlord may at reasonable times
ENTRY OF      inspect, alter or repair the leased premises when necessary for
LANDLORD      its safety or preservation.  He may show the premises to others at any reasonable time within six months immediately preceding the expiration of said term and may affix a notice for letting or selling the premises to any suitable part of the premises, except show windows or entrances.

                    SECTION 23.  Should either Landlord or Tenant fail to
COMPLIANCE    comply with any of the terms of this lease, each may,
              after thirty (30) days notice to the other, comply therewith, but each shall not be obligated to do so. The cost of such compliance shall be payable upon demand by the non-complying party to the performing party.

                    SECTION 24.  In the event Landlord shall neglect to pay
TENANT'S      when due any taxes or any obligations on any mortgage or
RIGHT         encumbrance affecting title to demised premises and to which
TO CURE       this lease shall be subordinate, or shall fail to perform any
LANDLORD'S    obligation specified in this lease, then Tenant may, after the
DEFAULTS      continuance of any such default for fifteen (15) days after written notice thereof by Tenant, pay said taxes, assessments, principal, interest or other charges and cure such default, all on behalf of and at the expense of Landlord, and do all necessary work and make all necessary payments in connection therewith, and Landlord shall on demand pay Tenant forthwith the amount so paid by Tenant, and Tenant may withhold any and all rental payments and other payments thereafter due to Landlord and apply the same to the payment of such indebtedness. Upon the continuance of any such default for thirty (30) days after notice thereof by Tenant, or failure during this period to repay Tenant for money expended on behalf of Landlord pursuant to this article, Tenant may terminate and cancel this lease at any time thereafter.

                    SECTION 25.  All notices and rental checks shall be
NOTICES forwarded to the Landlord in care of CENTRUM G.B.II CORPORATION One Centrum Plaza 1 S.W. 129th Ave., Suite 307, Pembroke Pines, FL 33027 until Tenant is notified otherwise in writing. All notices given to the Tenant hereunder shall be forwarded to
              Tenant at JACK ECKERD CORPORATION, STORE #   , P. 0. BOX 4689,
              CLEARWATER, FL 33518, until Landlord is notified otherwise in writing. Notices to each shall be certified mail, return receipt requested.

                    SECTION 26.  A. Tenant agrees to subordinate this lease
LEASE SUB-    to any first mortgage or blanket mortgage placed on the
ORDINATION    shopping center, provided only that so long as Tenant faithfully discharges its obligations under the terms of this lease: (1) its tenancy will not be disturbed, nor this lease affected by any default under such mortgage; (2) the right of Tenant hereunder shall expressly survive and shall not be cut off;
              and (3) this lease shall, in all respects, continue in full force and effect.

                    B. If the Landlord is in full compliance with the provisions of this lease, Tenant will, upon demand, without cost execute any instrument necessary to effectuate such subordination. If Tenant, within fifteen (15) days after submission of such instrument fails to execute the same, Landlord is hereby authorized to execute same as attorney-in-fact for the Tenant.

                    SECTION 27.  A. The Landlord covenants and agrees that it
INDUCEMENT    has induced Tenant to execute and deliver this lease by Landlord's
CLAUSE        representation that the following tenants, will prior to
              construction of leased premises, enter into at least a 20 year non-cancellable lease in said shopping center in the location and of the general size and area as shown on Exhibit "A":

                                     PUBLIX SUPERMARKETS - 42,600 s.f. 20 years

                    B. Anything to the contrary notwithstanding, should Landlord fail to erect for and deliver store space to the aforementioned tenants on or before occupancy by Tenant, then Tenant shall have further right, at his option, to cancel this lease.

                    C. At the time Landlord delivers possession of the leased premises, the tenants referred to above shall have taken possession of the store rooms as shown on Exhibit "A". This shall not preclude any later increase in the sizes of such premises provided the locations and the front lines of the stores are not changed, and such change does not violate any other requirements of this lease. Should any of the aforementioned tenants cease to operate for a consecutive period of ninety (90) days (unless for reasons beyond their control), Tenant may cancel his lease by giving thirty (30) days notice of intention to do so.

                    SECTION 28.  A. Tenant agrees that it shall use and occupy
EXCLUSIVE     the premises as a drug store, which may include an Express
              Photo and/or photo processing center, and an Optical Center for the practice of Opticianry and Optometry.(With the exception of Publix Supermarket, or their franchisee or assignee, so long as the principal business is that of a supermarket.) Tenant may also sell beer and wine for off-premises consumption. Landlord agrees that Tenant shall have the exclusive right during the term of this lease or any extension or renewal hereof, to operate a drug prescription department in said shopping center.

                    B. Except as specifically shown on Exhibit "A". Landlord agrees that no lease will be entered in the above shopping center or any extensions thereof with any type stores commonly known as army-navy store, surplus store, or non-categorized discount store, or with any stores or businesses devoting more than 1,000 square feet of their retail floor area to the sale of cosmetics, health and beauty aids and related items without the express written consent of Tenant.

                    C. Landlord further agrees that it will not directly or indirectly lease, rent or sell any property located within the shopping center, or within 1,000 feet of any exterior boundary thereof, for occupancy as a drug store or any of the businesses mentioned in paragraph B. above without written permission of the Tenant. If the mortgagee becomes the Landlord, the provisions of this Section 28.C. shall not apply so long as it shall remain the Landlord.

                    SECTION 29.  The Tenant shall have the right at such
ADDITIONAL    time or times as the Tenant designates to require the Landlord
SPACE         at the Landlord's expense to construct in whole or in part any additional sales or storage space designated on Exhibit "A" as "Future Expansion Area." All such construction shall be of type provided in the original plans and specifications and the costs shall include the expense attendant to changing or moving existing walls and utilities, interior painting and such other work which may be required to make such additional space available for occupancy by the Tenant. Upon completion of the construction and changes and the occupancy by the Tenant of the additional area, the minimum annual rental, if any, provided for in Section 4. hereof shall be increased by an amount not to exceed twelve (12%) percent of the actual cost of construction, excluding cost of site work.

                    SECTION 30.  Throughout the term of this lease and any
FOUNTAIN      extensions thereof, the Tenant shall have the right, at its sole
IMPROVEMENTS  cost and expense to do all things necessary to install a fountain--luncheonette within the leased premises. If gross receipts from business conducted in the leased premises, exclusive of fountain sales, are sufficient to require payment of additional rent under Section 4.C., then 2% of fountain sales shall be credited against Tenant's total cost of construction of the fountain-luncheonette (excluding furnishings and fixtures) until such construction cost is fully recovered.

                    SECTION 31.  The parties hereto do mutually agree, if
SHORT FORM    either party hereto shall so request, a short form of this
LEASE         lease will be executed for the purpose of recording.

                    SECTION 32.  A. In the event all of the leased premises
EMINENT       shall be appropriated or taken under the power of eminent domain
DOMAIN        by any public or quasi-public authority, this lease shall
              terminate and expire as of the date of such taking and the Tenant shall thereupon be released from any further liability hereunder.

                    B. In the event more than ten percent (10%) of the leased premises or more than twenty percent (20%) of the entire premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, Landlord shall immediately notify Tenant of such taking. The Tenant shall have the right to terminate and be entirely released from this lease as of the date of such taking upon giving to the Landlord notice in writing of such election within thirty (30) days after the receipt by the Tenant from the Landlord of written notice that said premises have been so appropriated or taken.

                    C. If this lease is terminated in either manner herein provided, the rent for the last month of the Tenant's occupancy shall be prorated and the Landlord agrees to refund to the Tenant any excess rent paid in advance.

                    D. If this lease shall not be terminated, as in this paragraph provided, but shall continue as to that portion of the leased premises which shall not have been appropriated or taken, the Landlord, at its own expense, agrees to proceed with due diligence to restore the leased premises remaining to a complete unit of like quality and character as existed prior to such appropriation or taking. All rent shall be abated pro rata in the ratio that the useable ground floor area of the part of the building taken bears to the ground floor area of the building which was included with the leased premises before such taking.

OBLIGATION          SECTION 33.  All of the provisions hereof shall bind and
   OF         inure to the benefits of the parties hereto, their respective
SUCCESSORS    heirs, legal representatives, successors and assigns.

                    SECTION 34. If any term or provision of this lease or SEVERABILITY the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

                   SECTION 35.  Prior to the due date of Tenant's annual report
COMMON AREA   of sales and rent, Landlord shall present to Tenant invoices
MAINTENANCE   authenticating Landlord's cost of annual maintenance of the common areas and parking lot described in Section 7. for the preceding year. Tenant agrees to reimburse Landlord for its proportionate share of said charges annually.

                   One-half (1/2) of any payments made by Tenant to Landlord
              under this clause shall be a non-cumulative credit against any percentage payments due under this Lease Agreement during its term or any renewals thereof.

                   However, if the property is not maintained properly
              by Landlord as to cleaning and striping, then Tenant has the right, after giving Landlord thirty (30) days notice in writing to correct same, to order and pay for the necessary maintenance needed in front of Tenant's store and bill the cost thereof to Landlord. If Landlord does not pay Tenant within thirty (30) days of receipt of the charges, then Tenant may deduct the sum from the rental due or to become due.

                   SECTION 36. Tenant shall reimburse the Landlord for Tenant's
TAXES proportionate share of general real estate taxes for the entire premises (excluding special assessments) paid by Landlord. The amount of each year's tax bill to be used in such computation shall be the net amount of taxes payable in the first tax payment month. The first tax year shall be the full tax year after the entire premises as shown on the attached plot plan are completed and ready for occupancy. Tenant's proportionate share shall be in the ratio which the 9504 square foot leased premises bears to the total number of square feet of all rentable areas included in the buildings comprising the entire premises.

                   In any expansion of the demised premises, the tax base for the expansion area will be established by the same formula as that used in the first instance.

                   Landlord agrees to pay all taxes before delinquency, and
              Tenant shall not be obligated to pay any portion of any penalty for delinquent payment. Tenant agrees to reimburse Landlord within thirty (30) days after proof of payment has been tendered to Tenant by Landlord. Any payment due hereunder shall be prorated as of the termination or expiration date of this Lease Agreement.

                   One-half (1/2) of any payments made by Tenant to Landlord
              under this clause shall be a non-cumulative credit against any percentage payments due under Section 4.C. of this Lease Agreement during its term or any renewals thereof.

                   SECTION 37. During the term of this lease or any extension
FIRE AND    or renewals thereof, the Landlord shall keep the leased premises
EXTENDED    insured against fire, with extended coverage and "all risk"
COVERAGE    endorsement and replacement cost endorsement covering the building and all insurable improvements on the leased premises, except for Tenant's personal property. Within sixty (60) days following the end of each lease year, the Landlord shall present to Tenant an invoice authenticating Landlord's cost of said insurance covering the leased premises, and Tenant agrees during the term of this lease or any extension or renewals thereof to pay to Landlord its prorata share of the cost of such insurance within thirty (30) days. However, in no event shall the Tenant's payment exceed what
            Tenant would normally pay for the same coverage in equal companies, if Tenant were to insure the leased premises.

                Any payments of insurance made by Tenant to Landlord under this clause shall be a non-cumulative credit against any percentage payments due under Section 4.C. of this Lease Agreement during its term or any renewals thereof.


                SECTION 38. At any time upon the request of Landlord, Tenant shall execute and deliver written fifteen (15) days from said request, an estoppel letter in a form acceptable to Landlord and Tenant, and state that no default exists on the part of the Landlord except as may be specified in said estoppel letter.

                SECTION 39. Tenant covenants and agrees to open its store for business for one day following the date Tenant would be required to commence paying rent under Section 4.A. hereof. Such opening requirement will, however, be subject to force majeur and other unavoidable delays occasioned by the failure of Tenant's suppliers to deliver inventories of goods and trade fixtures in a timely manner.

                However, following said opening day, nothing contained in this
            Lease Agreement shall be construed to require Tenant to keep its store open for business. If Tenant elects to close the demised premises for business and the demised premises are not reopened for business by Tenant, or any assignee or sublessee of Tenant, within a period of six months from the date the demised premises are closed, then Landlord, at its option, may cancel this lease upon written notice to Tenant. In the event Landlord elects to cancel this lease, all liabilities of Landlord and Tenant shall terminate as of the date of such cancellation.


                SECTION 40. The obligations of the Landlord under this Lease Agreement are expressly conditioned upon receipt by Landlord of a valid and binding unconditional guaranty of the terms and conditions of this Lease by the Jack Eckerd Corporation.

     The captions in this lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. Throughout this lease, whenever the consent or approval of either party is required, such consent or approval shall not be unreasonably withheld or delayed. This Lease shall be construed in accordance with applicable Florida law.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed in their respective names by their respective officers, the day and year first above written.

                                        "LANDLORD"
                                        CENTRUM G.B. II CORPORATION

WITNESSES:

/s/                                     By  /s/ Larry Golinsky
------------------------------------       ------------------------------------
                                           Exec. Vice President

/s/                                     Attest /s/ Adele Spallone
------------------------------------          ---------------------------------
    As to "Landlord"                          Assistant Secretary



                                        "TENANT"
                                        JACK ECKERD CORPORATION

/s/                                     By  /s/ Harry Lambert
------------------------------------       ------------------------------------
                                           Sr. Vice President

/s/                                     Attest /s/ Jackie Post
------------------------------------          ---------------------------------
    As to "Tenant"                            Secretary

STATE OF FLORIDA
COUNTY OF BROWARD

Before me, the undersigned authority, on this day personally appeared
Larry Golinsky and Adele Spallone as Executive Vice President and Assistant Secretary, respectively, of CENTRUM G.B. II CORPORATION, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same for the purpose therein expressed as the act and deed of said corporation and in the capacity therein stated.

Given under my hand and seal of office, this 2 day of November, 1989.

                                           /s/
MY COMMISSION EXPIRES:                   ----------------------------------
                                                       Notary Public
NOTARY PUBLIC STATE OF FLORIDA
MY COMMISSION EXP. DEC. 29, 1989
BONDED THRU GENERAL INS. UND.

STATE OF FLORIDA
COUNTY OF PINELLAS

Before me, the undersigned authority, on this day personally appeared
Harry Lambert and Jackie Post, as Sr. Vice President and Secretary, respectively, of JACK ECKERD CORPORATION, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same for the purpose therein expressed as the act and deed of said corporation, and in the capacity therein stated.

Given under my hand and seal of office, this 18th day of December, 1989.

                                           /s/
MY COMMISSION EXPIRES:                   ----------------------------------
                                                       Notary Public
NOTARY PUBLIC STATE OF FLORIDA
MY COMMISSION EXP. NOV. 1, 1993
BONDED THRU GENERAL INS. UND.

                                       EXHIBIT "B"

That portion of Tracts 41, 42 and the South 55 feet of Tract 43 of Section
3, Township 52 South, Range 40 East of "FLORIDA FRUIT LANDS COMPANY'S SUBDIVISION NO. 1", according to the Plat thereof as recorded in Plat Book 2 at page 17 of the Public Records of Dade County, Florida, less the South 55.00 feet of said Section 3 for right-of-way purposes; said portions of Tracts 41 and 42 and the South 55 feet of Tract 43 being more fully described as follows:

  Commence at the Southwest corner of said Section 3; thence North 00 degrees, 03 minutes, 56 seconds West along the West line of said Section 3 for 55.04 feet; thence South 87 degrees, 48 minutes, 34 seconds East along a line parallel with and 55.00 feet North of the Southerly line of said Section 3 for 15.01 feet to POINT OF BEGINNING of the hereinafter described parcel of land; thence North 00 degrees, 03 minutes, 56 seconds West along a line parallel with and 15.00 feet East of the West line of said Section 3 for
  660.42 feet; thence South 87 degrees, 48 minutes, 44 seconds East along a line parallel with and 55.00 feet North of the Southerly line of said Tract 43 for 685.53 feet; thence South 00 degrees, 03 minutes, 56 seconds East along a line parallel with and 700.00 feet East of the West line of said
  Section 3 for 660.45 feet to a point on the Northerly right-of-way of N.W. 186th Street (Miami Gardens Drive) as recorded in Official Records Book 8364, at page 784 of the Public Records of Dade County, Florida; thence North 87 degrees, 48 minutes, 34 seconds West along said Northerly right-of-way line for 685.53 feet to the POINT OF BEGINNING.

Lying and being in Dade County, Florida.

                                              ECKERD STORE # 2936

                     JACK ECKERD CORPORATION

                      ESTOPPEL CERTIFICATE


                                         Date July 19, 1991

RE: Lease dated 12/18/89 between:

    Stiles Hunt Properties, Landlord
    and
    Jack Eckerd Corporation, Tenant

    Location: Garden Square S/C    Lease Modified: N/A
              Miami Gardens, FL

Ladies and/or Gentlemen:

The undersigned, as the present owner and holder of the Tenant's interest under the aforesaid Lease, hereby confirms the following to the best of its knowledge:

1. That it has accepted possession of the premises demised pursuant to the terms of the aforesaid Lease.

2. That the improvements and space required to be furnished according to the said Lease have been completed and have been found to be satisfactory.

3. That the Landlord has fulfilled all of its duties of an inducement nature including the parking requirements as set forth in the Lease.

4. That the aforesaid Lease has not been modified, altered or amended except as noted herein.

5. That there are no off-sets or credits against rentals, nor have rentals been prepaid except as provided by the Lease terms, but in no event have rentals been paid more than thirty (30) days in advance.

6. That the Landlord, as of this date, is not in default under any of the terms of said Lease.

7. That said Lease commenced on the 18th day of July, 1991. The primary Lease term expires on the 17th day of July, 2011.

8. That it has no notice of prior assignment, hypothecation or pledge of rents of the Lease.

9. That no claim of amendment, modification or waiver of any of the terms and conditions of the Lease shall be made against the undersigned, its successors or assigns, as a result of any statement or representation contained in this Estoppel Certificate.

                                    JACK ECKERD CORPORATION

                                    By:       /s/ Robert D. Boos
                                       -------------------------------
                                              (Name and Title)
                                       Robert D. Boos, Vice President

              8333 Bryan Dairy Road, P. O. Box 4689
                     Clearwater, FL 34618
                       (813) 398-8305

                                              ECKERD STORE # 2936

                     JACK ECKERD CORPORATION

                      ESTOPPEL CERTIFICATE


                                         Date July 19, 1991

RE: Lease dated 12/18/89 between:

    Stiles Hunt Properties, Landlord
    and
    Jack Eckerd Corporation, Tenant

    Location: Garden Square S/C    Lease Modified: N/A
              Miami Gardens, FL

Ladies and/or Gentlemen:

The undersigned, as the present owner and holder of the Tenant's interest under the aforesaid Lease, hereby confirms the following to the best of its knowledge:

1. That it has accepted possession of the premises demised pursuant to the terms of the aforesaid Lease.

2. That the improvements and space required to be furnished according to the said Lease have been completed and have been found to be satisfactory.

3. That the Landlord has fulfilled all of its duties of an inducement nature including the parking requirements as set forth in the Lease.

4. That the aforesaid Lease has not been modified, altered or amended except as noted herein.

5. That there are no off-sets or credits against rentals, nor have rentals been prepaid except as provided by the Lease terms, but in no event have rentals been paid more than thirty (30) days in advance.

6. That the Landlord, as of this date, is not in default under any of the terms of said Lease.

7. That said Lease commenced on the 18th day of July, 1991. The primary Lease term expires on the 17th day of July, 2011.

8. That it has no notice of prior assignment, hypothecation or pledge of rents of the Lease.

9. That no claim of amendment, modification or waiver of any of the terms and conditions of the Lease shall be made against the undersigned, its successors or assigns, as a result of any statement or representation contained in this Estoppel Certificate.

                                    JACK ECKERD CORPORATION

                                    By:       /s/ Robert D. Boos
                                       -------------------------------
                                              (Name and Title)
                                       Robert D. Boos, Vice President

              8333 Bryan Dairy Road, P. O. Box 4689
                     Clearwater, FL 34618
                       (813) 398-8305